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                                                                    EXHIBIT 23.3

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated June 21, 1999 to the Board of Directors of S3 Incorporated (the "Company") attached as Appendix B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Background of the Merger," "S3 Board Considerations" and "Opinion of S3's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                   LEHMAN BROTHERS INC.


                                   By: /s/ Thomas E. Senf
                                       --------------------------------
                                       Thomas E. Senf
                                       Senior Vice President


New York, New York
August 12, 1999